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                                                                    EXHIBIT 99.1
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NEWS RELEASE:                                   Contact:  Nancy J. Sterling, APR
January 3, 2002                                           ML Strategies, LLC
                                                          617-348-1811


                 ACT MANUFACTURING, INC. RECEIVES DIP FINANCING


HUDSON, MASSACHUSETTS, JANUARY 3, 2002 - ACT Manufacturing, Inc. (Nasdaq: ACTM) today announced it has received $9.5 million in Debtor in Possession (DIP) financing pursuant to a hearing held yesterday in U.S. Bankruptcy Court in Worcester, Massachusetts. ACT filed for Chapter 11 in the same court on December 21, 2001. The Company's overseas operations are unaffected by the filing.

The DIP financing involved is short-term financing and is stage one of a two-part process with the Company's lenders. Stage two, for which negotiations are already in progress, involves longer-term financing for a substantially greater amount. Given the varied availabilities of all the parties involved during the holiday season, this two-step process seemed to be the most appropriate to allow the Company to continue manufacturing operations, maintain a strong work force, and continue to serve its customers effectively.

The Company has been adversely impacted by the extremely negative conditions in the telecommunications and high-end computing sectors. Numerous steps have been taken in attempts to restore the Company to profitability, including work force reductions. The filing of the bankruptcy petition was necessary because the Company's banks would only continue to fund operations under the provisions of Chapter 11.

ACT Manufacturing, Inc., headquartered in Hudson, Massachusetts, provides value-added electronics manufacturing services to original equipment manufacturers in the networking and telecommunications, computer and industrial and medical equipment markets. The Company provides OEMs with complex printed circuit board assembly primarily utilizing advanced surface mount technology, electro-mechanical subassembly, total system assembly and integration, mechanical and molded cable and harness assembly and other value-added services. The Company has operations in California, Georgia, Massachusetts, Mississippi, France, England, Ireland, Mexico, Singapore, Taiwan and Thailand.

ACT is represented by Richard Mikels and the commercial law group from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and a team from Zolofo Cooper.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are neither guarantees nor promises, but which are subject to risks and uncertainties that could cause actual results to differ materially from those

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anticipated. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Forward-looking statements relate, among other things, to ACT's role in the electronics manufacturing services market, the results of actions taken by management, the strength of our customers' markets and the outsourcing model in the electronics industry, expected operating and financial results, sources of liquidity and capital resources, effects of our cash management plan, negotiations with lenders and other parties, anticipated results of restructuring efforts, developments within the customer base and market opportunities, future customer shipments, and the plans and objectives of management. Those risks and uncertainties include, among others: changes or anticipated changes in economic conditions; trends in the electronics industry; the strength of our customers' markets and future customer demands; the financial condition of our customers; the inability to achieve satisfactory financial arrangements with bank lenders and other financial sources; the inability to successfully integrate acquired businesses, the inability to achieve expected synergies and cost associated with acquisitions; the effectiveness of managing manufacturing processes; increased competition and its effects on pricing, revenues and gross margins, and our customer base; our ability to timely complete, configure and ship products; and changes, reductions, delays or cancellations of customer orders. In addition, our business and results of operations are subject to numerous additional risks and uncertainties, including the short-term nature of customer orders, customers' announcements and introductions of new products or new generations of products, evolutions in the life cycles of customers' products, inventory obsolescence and currency exchange rate movements. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended December 31, 2000 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001.